Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
14 January 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 7.  Exhibits.

99.1 Press release of the Registrant dated 14 January 2004.

Item 9. Regulation FD Disclosure.

On 14 January 2004, Inter Parfums, Inc. issued a press release disclosing, among other things, estimated net sales and earnings for fiscal year ending 31 December 2004, a copy of which is annexed hereto. The second through fifth paragraphs of such release are incorporated by reference herein.

On 14 January 2004, Inter Parfums, Inc. issued a press release disclosing, among other things, net sales for the fourth quarter and the year ended 31 December 2003, a copy of which is annexed hereto. The first paragraph of such release is incorporated by reference herein.

Statements in this report which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from projected results. Such factors include effectiveness of sales and marketing efforts and product acceptance by consumers, dependence upon management, competition, currency fluctuation and international tariff and trade barriers. Given these uncertainties, persons are cautioned not to place undue reliance on the forward-looking statements.

The information in this report is furnished pursuant to Item 9 and Item 12 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 14 January 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President